POWER OF ATTORNEY

Know all by these presents, that I do hereby

appoint each of Jagdeo Tiwari, Sergio Vaccaro,

Megan Foscaldi, and Carla Hines, each acting

singly, and with full power of substitution,

re-substitution, and delegation, the

undersigned's true and lawful attorney-in-

fact (each of such persons and their

substitutes and delegees being referred to

herein as the "Attorney-in-Fact"), with full

power to act for the undersigned and in the

undersigned's name, place and stead, in the

in the undersigned's capacity as an officer,

director, or stockholder of Ponce Financial

Group, Inc. (the "Company"), to:

1.
Take such Actions as may be necessary or

appropriate to enable the undersigned to submit

and file forms, schedules and other documents

with the U.S. Securities and Exchange Commission

("SEC") utilizing the SEC's Electronic Data

Gathering and Retrieval ("EDGAR") system, which

actions may include (a) enrolling the undersigned

in EDGAR Next and (b) preparing, executing and

submitting to the SEC a Form ID, amendments

thereto, and such other documents and

information as may be necessary or appropriate

to obtain codes and passwords enabling the

undersigned to make filings and submissions

utilizing the EDGAR system;

2.
Prepare and execute any and all forms,

schedules and other documents (including any

amendments thereto) the undersigned is required

to file with the SEC, or which the Attorney-in-Fact

considers it advisable for the undersigned to file

with the SEC, under Section 13 or Section 16 of the

Securities Exchange Act of 1934 or any rule or

regulation thereunder, or under Rule 144 under the

Securities Act of 1933 ("Rule 144"), including Forms

3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all

such forms, schedules and other documents being

referred to herein as "SEC Filings");

3.
Submit and file SEC Filings with the SEC utilizing

the EDGAR system or cause them to be submitted and

filed by a person appointed under Section 5 below;

4.
File, submit or otherwise deliver SEC Filings to

any securities exchange on which the Company's

securities may be listed or traded;

5.
Act as an account administrator for the

undersigned's EDGAR account, including: (i) appoint,

remove and replace account administrators, account users,

technical administrators and delegated entities; (ii)

maintain the security of the undersigned's EDGAR account,

including modification of access codes; (iii) maintain,

modify and certify the accuracy of information on the

undersigned's EDGAR account dashboard; (iv) act as the

EDGAR point of contact with respect to the undersigned's

EDGAR account; and (v) any other actions contemplated by

Rule 10 of Regulation S-T with respect to account

administrators;

6.
Cause the Company to accept a delegation of authority

from any of the undersigned's EDGAR account administrators

and, pursuant to that delegation, authorize the Company's

EDGAR account administrators to appoint, remove or replace

users for the undersigned's EDGAR account; and

7.
Obtain, as the undersigned's representative and on the

undersigned's behalf, information regarding transactions in

the Company's equity securities from any third party,

including the Company and any brokers, dealers, employee

benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such

information to the Attorney-in-Fact.

The undersigned acknowledges that:

a.
This Power of Attorney authorized, but does not require,

the Attorney-in-Fact to act in his or her discretion on

information provided to such Attorney-in-Fact without

independent verification of such information;

b.
Any documents prepared or executed by the Attorney-in-Fact

on behalf of the undersigned pursuant to this Power of

Attorney will be in such form and will contain such

information as the Attorney-in-Fact, in his or her discretion,

deems necessary or desirable;

c.
Neither the Company nor the Attorney-in-Fact assumes any

liability for the undersigned's responsibility to comply

with the requirements of Section 13 or Section 16 of the

Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section

16(b) of the Exchange Act; and

d.
This Power of Attorney does not relieve the undersigned

from responsibility for compliance with the undersigned's

obligations under Section 13 or Section 16 of the Exchange

Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full

power and authority to do and perform each and every act

and thing requisite, necessary or advisable to be done in

connection with the foregoing, as fully, to all intents and

purposes, as the undersigned might or could do in person,

hereby ratifying and confirming all that the Attorney-in-Fact,

or his or her substitute or substitutes, shall lawfully do

or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4

or 5 or Schedules 13D or 13G or Forms 144 with respect to

the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This

Power of Attorney revokes all previous powers of attorney

with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power

of Attorney to be executed as of this 24th day of January 2026.

/s/ Melissa Antonia DeLeon

State of New York

County of Bronx

The undersigned, a notary public in and for the above county and state, hereby certifies that the foregoing instrument was acknowledged before me on this 27th day of January 2026 by the above-named signatory.

In witness whereof, I have hereunto set my hand and official seal.

/s/ Johanna M. Disla, Notary Public

My Commission Expires: 10/1/2028